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                                                           Exhibit 10.1


THE QAD INC.
1994 STOCK
OWNERSHIP PROGRAM


Rev 2.0























April 13, 1994








QAD Inc. Stock Program
Operations Guidelines
And Procedures

Rev 2.0











April 13, 1994


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Table Of Contents

1.0      INTRODUCTION                                      2
2.0      RISK FACTORS                                      2
2.1 Market Environment                                     2
2.2 Limitations on Protection of Intellectual Property     3
2.3 Dependence on Key Employees                            3
2.4 Liquidity                                              3
2.5 Control by Existing Shareholders                       4
2.6 Determination of Formula Price                         4
3.0      RESTRICTIONS ON SALE                              4
4.0      GOVERNANCE                                        4
4.1 Board of Directors                                     4
4.2 Stock Operations Team                                  5
5.0      STOCK PROGRAM                                     5
5.1 Initial Offering                                       5
5.2 Regular Stock Program                                  6
5.2.1    Stock Acquisition                                 6
    5.2.1.1   Payroll Deduction Purchases                  7
    5.2.1.2   Direct Purchase                              7
    5.2.1.3   Stock Awards                                 8
    5.2.1.4   Stock Allocation Hierarchy                   8
5.2.2    Stock Liquidation                                 9
    5.2.2.1   Direct Sale                                  9
    5.2.2.2   Termination                                 10
    5.2.2.3   Sale To Non-Employees                       10
    5.2.2.4   Other Transfers                             10
    5.2.2.5   U.S. Federal Income Tax Consequences        10
    5.2.2.6   Readjustments To Capitalization             11
6.0      DEFINITION OF TERMS                              12
6.1 Formula Price                                         12
6.2 Trade Date                                            12
6.3 Purchase Discount                                     13
6.4 Minimum Purchase Amount                               13
6.5 Minimum Block Amount                                  13
7.0      INFORMATION TO PROGRAM PARTICIPANTS              13
1.0      INTRODUCTION

QAD Inc. (the "Company") has adopted the QAD Inc 1994 Stock Program (the "Stock Program") for the benefit of all of its employees whether employed on a full-time or part-time basis by the Company. The Stock Program is divided into two sections, each governed by a separate plan document (the "Plan Documents"). They are:

    the qad, inc 1994 Stock Purchase Plan (the "Purchase Plan") and

    the qad, inc 1994 Stock Award Plan (the "Award Plan").

The Purchase Plan component of the Stock Program allows eligible employees to purchase shares of the Company's Class A common stock by using one or both of two methods:

    direct purchases by the payment of the stock's current Formula Price (as defined below) in cash, and/or


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    purchases using accumulated payroll deductions that the employee has elected to have withheld under the Purchase Plan at 95% of the current Formula Price.

The Award Plan component of the Stock Program allows the Company to make grants of its Class A Common Stock to eligible employees as rewards for their contributions to the success of the Company.

A total of 2,400,000 shares of Class A Common Stock have been reserved for issuance pursuant to the Purchase Plan and the Award Plan (hereinafter collectively referred to as the "Plans").

This document addresses operating procedures and guidelines for the Purchase Plan and the Award Plan as approved by the California Commissioner of Corporations and in the various jurisdictions within which the Company's employees reside. In the event of any conflict between this document and the above Plan Documents, the terms and conditions of the approved Plan Documents, as they may be amended from time to time, will govern.

2.0      RISK FACTORS

Investment in the Company's Class A Common Stock involves risk and should be regarded as speculative. As a result, the purchase of Class A Common Stock should be considered only by persons who can reasonably afford a loss of their entire investment. In addition, participation in the Stock Program does not provide any of the tax benefits of 401(k) and similar deferred compensation plans. Prospective participants in the Stock Program should carefully consider, in addition to matters set forth elsewhere in this QAD Inc. Stock Program Operations Guidelines And Procedures the following factors relating to the business of the Company and their participation in the Stock Program.

2.1      Market Environment

The market for the Company's products is a relatively new and emerging market. The Company's future financial performance will depend principally upon the continued development of the market for its software and continued market acceptance of such software. There can be no assurance that the market will continue to develop.

Because of rapid technological changes in the industry, the Company will be required to enhance its existing products on a timely basis and to incorporate the latest technological advances in computer software and hardware. No assurance can be given that the Company will have the resources required to respond to technological changes or to compete successfully in the future. Many software companies have experienced delays in completing the development of new products, and there can be no assurance that the Company will not encounter difficulties that could delay or prevent the successful introduction and marketing of new and enhanced versions of its products. In addition, new product announcements, pricing changes, strategic alliances or acquisitions and other actions by competitors could adversely affect the Company.

2.2      Limitations on Protection of Intellectual Property


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The extent to which U.S. and foreign copyright and intellectual property laws protect software as well as the enforceability of end user license agreements has not been fully determined. Changes in the interpretation of copyright or other intellectual property laws could expand or reduce the extent to which the Company or its competitors are able to protect their software.

2.3      Dependence on Key Employees

The Company believes that its success will depend to a significant extent upon the efforts and abilities of a strong group of marketing, support, engineering, administrative and executive personnel. The loss of the services of one or more key personnel could have a material adverse effect on the Company. The Company's business will also be dependent upon its ability to continue to attract and retain qualified personnel who are in great demand. There can be no assurance that the Company will be successful in attracting and retaining such personnel.

2.4      Liquidity

There is no public market for the Class A Common Stock, and none is expected to develop in the foreseeable future. The Company plans to maintain a limited secondary market in the Class A Common Stock, but there can be no assurances that such secondary market will be adequate to allow a holder of Class A Common Stock sufficient opportunity to liquidate his or her investment. In addition, the Company's Plan Documents and Restated Articles of Incorporation provide restrictions on transfer and a right of first refusal. Accordingly, a participant in the Stock Program may be unable to liquidate an investment in the Class A Common Stock for an indefinite period. Shares of Class A Common Stock sold pursuant to the Stock Program will be considered restricted securities which may not be resold without registration with the Securities and Exchange Commission or the availability of an exemption from the registration requirements. The certificates evidencing the Class A Common Stock will bear a legend referring to these restrictions on transfer.

2.5      Control by Existing Shareholders

Pamela M. Lopker and Karl F. Lopker will continue to own a majority of the Company's capital stock after the sale of the shares offered pursuant to the Stock Program and thus will continue to control the election of directors and matters requiring shareholder approval.

2.6      Determination of Formula Price

The Formula Price for the Class A Common Stock is the fair market value of the stock as determined by the Company under a formula established in connection with an independent appraisal. The current Formula Price should not be regarded as an indication of any future Formula Price of the Company's Class A Common Stock.

3.0      RESTRICTIONS ON SALE

Sale of the Company's Class A Common Stock has been authorized pursuant to


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a permit issued by the California Commissioner of Corporations, subject to certain restrictions on transfer. The Commissioner's authorization is permissive only, and does not constitute a recommendation or endorsement of the share of Class A Common Stock. Accordingly, each certificate for share purchased under the Stock Program will bear the following legend in addition to any other legends that may be required by state of federal securities laws:

It is unlawful to consummate a sale or transfer of this security, or any interest therein, or to receive any consideration therefor, without the prior written consent of the Commissioner of Corporations of the State of California, except as permitted in the Commissioner's rules.

The restriction on transfer will not prevent sales of shares back to the Company as contemplated by the Stock Program.

The Company will provide to each employee, at the time the employee purchases or receives awards of stock under the Stock Program, with a copy of Section 260.141.11 of the Rules of the California Commissioner of Corporations, which describes the restrictions on transfer imposed by the Commissioner's permit.

4.0      GOVERNANCE
4.1      Board of Directors

The Stock Operations Program is administered by the QAD Inc. Board of Directors and by the Stock Operations Team appointed by the Board of Directors. The Board of Directors:


    Determines the amount of stock available for purchase or award each year.

    Approves purchases and awards for the Executive Committee and the Stock Operations Team.

    Appoints members of the Stock Operations Team.

    Audits activities of the Stock Operations Team.

    Approves stock purchase and award guidelines.

4.2      Stock Operations Team

The Stock Operations Team consists of at least three members. There are representative members from each of the operating regions within QAD, as well as Corporate operations in Carpinteria. The Team meets quarterly before each Stock Trade Date to transact their business. The Team:

    Establishes and announces the Formula Price before each Stock
Trade Date

    Approves all stock purchases and awards for all employees other than the Executive Committee and themselves.

    Creates and modifies policies and operating procedures.


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    Monitors and audits the day-to-day stock operations for legal and procedural compliance.

Except for the authority exercised by the Board, described in Section 4.1, the Stock Operations Team, has sole discretionary authority under this Plan to determine all transactions and/or to interpret the terms of this Plan. All such determinations and interpretations by the Stock Operations Team shall be conclusive and binding on all parties, including the Company, the Plan, the participants and beneficiaries.

5.0      STOCK PROGRAM

There are two separate phases of the QAD Stock Program:

    The Initial Offering, or startup phase, and

    The ongoing or Regular Program.

5.1      Initial Offering

Prior December 31, 1993, the Company had provided each employee with the one time opportunity to elect to purchase shares of the Company's Class A Common Stock valued at up to 8% of the amount of the employee's cumulative gross cash compensation (minus living allowances) received from the Company from his or her hire date to the end of 1993 (the "Initial Offering"). These shares were purchased at the then current Formula Price of $4.36 per share. This Formula Price was established in connection with an independent appraisal by the firm of Houlihan, Lokey Howard & Zukin in November 1993.

It was necessary for each employee to buy stock in multiples of the Minimum Block amount of 100 shares.

Each employee had until December 31, 1993, to specify the exact percentage that he or she wished to purchase. The employee must have returned (either directly, by mail, or by fax) a completed QAD Inc. Stock Initial Offering Commitment form (form stock01) to the Organizational Development and Human Resources Department (ODHR) in Carpinteria.

If an employee did not submit a completed a QAD Inc. Stock Initial Offering Commitment form (form stock01) to the Stock Operations Team by December 31, 1993, the employee was considered as not interested, and was not able to participate in the Initial Offering. Any forms received after that time were deemed invalid. Election not to participate in the Initial Offering does not preclude participation in the regular program of the Purchase Plan.

The Company could not, however, consummate each sale before a permit for the Stock Program was issued by the California Commissioner of Corporations. As of March 16, 1994, that the permit has been issued. the Company has notified employees who submitted timely, completed QAD Inc. Stock Initial Offering Commitment forms to remit the necessary funds in payment for the shares in their Initial Commitment. Purchases may be made in cash, or through a bank loan for no more than 70% of the required funds.


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5.2      Regular Stock Program

The Regular Program took effect after on March 16, 1994, after the receipt of the permit for the Stock Program from the California Commissioner of Corporations, and receipt of all funds for the Initial Offering.

5.2.1         Stock Acquisition

There are three ways that an employee can receive shares of the Company's Class A Common Stock through the Stock Program. They are through:

    Payroll Deduction purchases

    Direct Purchases at each quarterly internal Stock Trade Date

    Stock Awards

The Company follows the policy of being employee owned. As a result there has never been a general public market for any of the Company's securities and there can be no assurances that such a public market will ever develop. In order to provide liquidity for its shareholders, however, the Company will maintain a limited secondary market. The limited market will permit existing shareholders to sell shares of Class A Common Stock on four (4) predetermined Trade Dates each year. Such sales or purchases will be made at the prevailing Formula Price.

The Company or its designee will hold on behalf of all participants in the Stock Program all stock certificates for shares purchased or awarded under the Stock Program. The Company will maintain a record for each participant in the Stock Program showing the number of shares owned by such participant and held in his or her account. After each Trade Date, the Company will issue a Statement to each participant, detailing the transactions consummated, and the number of shares held by the participant as of the end of the previous Trade Date. The Statement will ascribe a value to the holdings based on the Formula Price used on the previous Trade Date.

5.2.1.1       Payroll Deduction Purchases

An employee may purchase shares of the Company's Class A Common Stock by making regular payroll deductions (the "Payroll Deduction Purchases").
The employee decides what percentage of his or her gross cash compensation, (minus living expenses) (up to the maximum allowed by the Stock Operations Team for the year) that he or she wants withheld from his or her after-tax pay to purchase stock. This amount will then be used to purchase stock on the next Trade Date at a Purchase Discount of 5% below the Formula Price effective on that date. This purchase will be made in minimum blocks of 25 shares. Excess funds remaining will be applied to stock to be purchased at the next quarterly Trade Date.

The maximum percentage of an employee's gross cash compensation, (minus living expenses) that may be withheld during each pay period will be established at the beginning of each Plan Year by the Stock Operations Team. This will be based on the amount of stock released for sale each


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year by the Company's Board of Directors.  The maximum amount which may be withheld from an employee's gross cash compensation, during any pay period for the calender year 1994 is 8%.

Employee's must complete an enrollment form available from ODHR in Carpinteria to begin payroll deductions. The sooner this is received, the sooner funds will be accrued for the next Trade Date. The employee may adjust this amount during the Plan Year.

5.2.1.2       Direct Purchase

To purchase shares of the Company's Class A Common Stock directly, or to purchase additional stock beyond the allotment percentage for Payroll Deduction Purchases, an employee must complete a QAD Inc. Stock Transaction Request (a "Request") form (form stock03), available from ODHR. The employee presents this Request to his or her manager for approval. The employee's manager will submit all approved Requests, with any required supporting documentation substantiating the Request to the Stock Operations Team. This final submission must occur after the Formula Price is announced, and at least 15 days before the Trade Date.

The Stock Operations Team will meet and consider all Requests collectively. Each Request will be approved in whole or in part, or denied based on the amount of outstanding stock available for purchase and the Stock Operations Team's determination of the employee's past and potential future contributions to the Company, evidenced, in part by the supporting documentation from the employee's manager.

If the collective Stock Transaction Requests and Stock Award Requests (as defined in Section 5.2.1.3) exceed the outstanding stock available, the Stock Operations Team will prorate all approved Requests according to the priorities as defined by the Stock Allocation Hierarchy (Section 5.2.1.4). The Stock Operations Team will issue a stock offer for the approved amount to each employee (a "Stock Offer").

At the completion of this process, the employee must submit payment before the Trade Date for the amount of the Stock Offer. The employee will become the registered owner of the appropriate number of shares of the Company's Class A Common Stock on the Trade Date.

5.2.1.3       Stock Awards

Awards of the Company's Class A Common Stock may be made to an employee at any time at the discretion of the employee's manager ("Management Stock Awards"). The manager completes a QAD Inc. Stock Award Request form (form stock04) and submits it, along with supporting documentation substantiating the award, to the Stock Operations Team for consideration. The Stock Operations Team will evaluate the Stock Award Requests in conjunction with the Transaction Requests (as described in Section 5.2.1.2) for the next Trade Date. The amount of stock approved by the Stock Operations Team will be awarded to the employee on the next Trade Date.

Stock awards may be used by managers as part of the incentive portion of an employee's yearly compensation plan (for those on that type of


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compensation plan).  The terms and conditions of these awards are at the discretion of each manager, but must be approved in advance by the Stock Operations Team. Each manager supervising these compensation plans will have a yearly allocation of committed stock from the Stock Operations Team which may be used throughout the year to develop individual compensation plans.

In addition, the Stock Operations Team may make stock awards to eligible employees in its discretion ("Discretionary Stock Awards").

Each award will be subject to an approved vesting schedule. The award may vest immediately, or progressively over a defined performance period, but no longer than five years. Tax will be withheld from the employee's salary whenever any of these shares vest. The amount withheld will be based on the current Formula Price, multiplied by the number of shares vested. See the Tax Consequences section, below (Section 5.2.2.4). Only those shares for which the employee is the beneficial owner (vested) may be sold on the next Trade Date

5.2.1.4       Stock Allocation Hierarchy

For each Trade Date during a given fiscal year, the amount of stock available for purchase will be based on the amount being sold by employees of the Company plus an amount of the Class A Common Stock authorized for issuance pursuant to the Stock Program. The amount of the Class A Common Stock authorized for issuance pursuant to the Stock Program and available for purchase on a particular Trade Date will be the excess of the amount allocated by the Company's Board of Directors at the beginning of the fiscal year in which the Trade Date falls over the cumulative amount sold during all previous Trade Dates falling in the same fiscal year.

The Stock Operations Team allocates the amount of stock available according to the following priorities (the "Stock Allocation Hierarchy"):

    Payroll Deduction Purchase commitments

    Allocated Management Stock Award pools

    Stock Operations Team Discretionary Stock Awards

    Stock Offers

Each category, from the top, will be fulfilled 100% before moving to the next category. If any category receives less than 100% fulfillment, the remaining categories will receive no allocation.

If there is an insufficient amount to cover all of any category, the remaining amount available will be prorated equally over each employee in that category.

5.2.2         Stock Liquidation

There are three ways that an employee may liquidate stock.  They are:

    Direct Sale


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    Termination of employment

    Sale To Non-Employees

5.2.2.1       Direct Sale

An employee desiring to sell shares in which the employee is completely vested or has beneficial ownership, must complete and return a QAD Inc.
Stock Transaction Request form (form stock03) to the Stock Operations
Team. This submission must occur after the Formula Price is announced, but at least 15 days before the established Trade Date. The Stock
Operations Team will accumulate all sell orders and match the total against the total of the approved buy orders. If the total buy orders exceeds the sell orders, the employee will be notified of the sale of 100% of his sell order. If the total sell orders exceeds the total buy orders, the Stock Operations Team will determine if the Company elects to buy all the excess sell amount in addition to the amount of total buy orders.

In the event that the Company does not elect to purchase 100% of the excess, there will be two levels of resolution.

    All sell orders of 500 shares or less will be 100% executed

    Any deficiencies beyond 500 shares will be prorated equally over all the remaining sell orders. The Stock Operations Team will notify each requesting employee of the percentage of their order that will be fulfilled.

A fee of 2% of the proceeds will be charged for each sale transaction. This fee will cover the costs associated with the stock sale.

The Company will remit the proceeds of the stock sale (minus the 2% selling fee) to the seller within 30 days of the Trade Date.

5.2.2.2       Termination

The Company's Restated Articles of Incorporation contain provisions which grant the Company the right to repurchase shares of the Company's Class A
Common Stock in the event that the employment or affiliation of a holder thereof with the Company is terminated. When an employee terminates his or her employment with the Company, the Company has the right to buy back the stock that the employee has purchased and/or been awarded while an employee. The Company will notify the employee within 90 days of termination regarding the exercise of this right. If this right is exercised by the Company, the Company will purchase the stock at the higher of the Purchase Price paid for the shares by the employee, or the Formula Price on the date of such termination or on the date such shares are distributed, if shares are distributed after the date of termination. An appropriate adjustment shall be made to the repurchase price to account for any stock splits or combinations, as determined by the Board of Directors. An ex-employee, as long as he or she is a shareholder, will continue to have an opportunity to dispose of his or her holdings on future Trade Dates. An authorized Leave Of Absence will not constitute a Termination. If, however, the Leave of Absence terminates without the


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employee returning to work, this will constitute a Termination for purposes of this Stock Program on the scheduled termination date.

In the event that a terminating employee has sold stock to a Qualified Non-Employee (see 3.2.2.3 below), the Company retains a 90 day option, from the employee's termination date, to buy back the stock at the same Formula Price as the employee would be entitled to receive.

In addition, the Company's Restated Articles contain provisions which grant the Company the right of first refusal with respect to any proposed sale of the Company's Class A Common Stock by a holder of such stock other than through the limited market (the "Right of First Refusal"). Each holder of the Company's Class A Common Stock must give the Company written notice of the proposed sale along with a signed statement from the proposed purchaser identifying the purchaser and setting for the proposed terms of the purchase. The Company has the right to purchase such shares within 14 days of receipt of the required notices. The Company retains this Right of First Refusal regardless of whether or not it exercises its right of repurchase upon termination of employment.

5.2.2.3       Sale To Non-Employees

Subject to the restrictions described in Section 3.0 above, an employee may choose to sell portions of their holdings to parties outside the employee base of the Company. These Non-Employees must be qualified by the Stock Operations Team according to published Guidelines, prior to the sale. The sale may only occur if the Company does not exercise it's Right of First Refusal on the purchase of the Stock at the current Formula Price. The Company retains the Right of First Refusal on all future transactions of any stock sold to Qualified Non-Employees.

5.2.2.4       Other Transfers

Except for the sales in the limited market maintained by QAD, or as specified in paragraphs 5.2.2.2, and 5.2.2.3 above, no holder of shares of Class A Common Stock may sell, assign, pledge, transfer, or otherwise dispose of, or encumber any shares of Stock without the prior written approval of the Corporation. Any attempt to dispose of, or encumber such shares other than through the approved methods, shall be null and void.



5.2.2.5       U.S. Federal Income Tax Consequences

The following tax consequences exist for shareholders who are legally subject to the U.S. Internal Revenue Service regulations. Shareholders subject to the tax regulations of other Principalities, must adhere to the tax regulations of their Principality. These are available from ODHR under separate cover.

Employees who purchase stock through Payroll Deduction Purchases under the Purchase Plan will receive such shares at a five percent (5%) discount below the Formula Price. Such employees will recognize ordinary income in the year in which they purchase the shares in the amount of the difference between the price paid for the shares and the shares' fair market value.


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(QAD believes that the Formula Price, established in conjunction with a recognized independent appraisal firm, to be representative of the Company's fair market value). The Company is entitled to a deduction at the time the employee recognizes taxable income in an amount equal to the amount recognized by the employee as taxable income.

Awards under the Award Plan of shares of Class A Common Stock that are not subject to forfeiture are taxable as ordinary income to the recipient in the year received. Awards of Class A Common Stock that are subject to forfeiture (i.e., subject to a vesting schedule) will not be recognized for federal income tax purposes by recipients at the times such awards are made, unless the recipient makes an election as discussed below, to recognize the award as income at the time received.

The recipient of shares of Class A Common Stock that are subject to forfeiture will recognize income at the time all or a portion of the award becomes nonforfeitable (i.e., vested) to the extent of the value of such vested shares. A recipient of an award of shares of Class A Common Stock may, however, elect to recognize, for federal income tax purposes, the value of an award of shares of Class A Common Stock on the date such shares are received, even though the shares remain subject to forfeiture at that time. The election must be made within thirty (30) days after the award of shares.

If such an election is made, future appreciation in the value of the shares of Class A Common Stock will not be treated as taxable compensation. However, if the shares are forfeited after the taxable year in which such election is made, no deduction will be allowed to the recipient. The Company is entitled to a deduction at the time the recipient recognizes the award (or a portion thereof) as taxable income in an amount equal to the amount recognized by the recipient as taxable income.

The foregoing discussion is intended only as a summary of certain federal income tax consequences and does not purport to be a complete discussion of all the tax consequences of participation in the Purchase Plan and Award Plan. Accordingly, recipients of awards under the Purchase Plan and Award Plan should consult their own tax advisers with respect to all federal, state and local tax effects of participation in the Award Plan.

5.2.2.6       Readjustments To Capitalization

Each outstanding share shall be proportionately adjusted for any increase or decrease in the number of shares issued resulting from the payment of a Series A Common Stock dividend, a stock split, a reverse stock split, or any other event which results in an increase or decrease in the number of issued shares effected without receipt of consideration by the Corporation, and the purchase price shall be proportionately increased or decreased.
6.0      DEFINITION OF TERMS

6.1      Formula Price

Since QAD stock is not publicly traded, the fair market value for QAD stock trades is determined quarterly by a formula based upon the preceding


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quarter's financial results.  This price is the Formula Price which is used for the various transactions in the QAD Stock Program. This formula is checked professionally by a nationally recognized independent appraisal firm against actual market conditions at least once per year.

To aid in selecting a Market Factor (MF) that results in fair market value for the stock price, the Board of Directors and the Stock Operations Team obtain the services of an independent appraisal firm; and the Board determines the Market Factor in conjunction with the appraisal. At least once per year, the appraiser compares various financial and performance parameters of QAD to those of similar, but publicly traded companies.
This comparative evaluation process and other factors help the appraisal firm determine if the Formula Price appears to reflect the fair market value of QAD stock

Following is the formula established as of 12/1/93:


    (NetWorth * MF) + ( [ ( [ EBDIT:LE * W + EBDIT:NE * (1-W) ] * 7 *
MF) + NonOpAssets - IntBearDebt] *
MinorityFactor)



    Shares

    where:

NetWorth      = Net Worth as of the last quarter
MF  = Market Factor determined by the Board of Directors
EBDIT:LE      = Actual Earnings Before Depreciation, Interest and Taxes
in the last 4 quarters
EBDIT:NE = Projected Earnings Before Depreciation, Interest and
Taxes in the next  4 quarters
W   = Weight of EBDIT for the most recent 4 quarters
NonOpAssets   = Non-Operating Assets as of the last quarter
IntBearDebt   = Interest Bearing Debt as of the last quarter
MinorityFactor     = Minority Factor
Shares   = Fully Diluted Shares

The Minority Factor is used to adjust the share price to reflect the fact that the QAD shares being traded are non-controlling and can only be traded in a restricted market.

6.2      Trade Date

The Trade Date is a date on which stock may be traded. Stock is traded at the Formula Price. There is one Trade Date per quarter. It follows the publishing of the quarterly financial results and the subsequent determination of the Formula Price for that quarter.

6.3      Purchase Discount

The discount from Formula Price at which participants in the Stock


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Purchase Plan may purchase stock on each Trade Date.  It is currently 5%.

6.4      Minimum Purchase Amount

The minimum number of shares that may be purchased under the Direct Purchase option (see Section 5.2.1.2), or which may be awarded in a Stock Award (see Section 5.2.1.3) is 100 shares. The minimum number of shares that may be purchased under the Payroll Purchase Plan (see Section 5.2.1.1) is 25 shares.

6.5      Minimum Block Amount

The minimum block size for transactions under the Direct Purchase option is 100 shares. The minimum block size for transactions under the Payroll Purchase Plan is 25 shares. All purchase or sale transactions must adhere to this criterion to be considered valid.

7.0      INFORMATION TO PROGRAM PARTICIPANTS

Each employee participating in the Stock Program shall be provided with such information regarding the Corporation as the Stock Operations Team from time-to-time deems necessary or appropriate; provided however, that each participant shall at all times be provided with such information as is required to be provided from time-to-time pursuant to applicable regulatory requirements, including, but not limited to, any applicable requirements of the Securities and Exchange Commission, the California Department of Corporations and other state securities agencies.

THE qad.inc 1994 STOCK
PURCHASE PLAN


Rev 2.0



April 13, 1994

Table of Contents


1.0 PURPOSE                                       2
2.0 DEFINITIONS                                   2
3.0 ELIGIBILITY                                   3
4.0 STOCK OFFERINGS                               3
4.1      Stock Availability                       3
4.2      Operation of the Plan                    3
4.3      Payroll Deduction Limitations            4
4.4      Direct Purchase Limitations              4
4.5      Shares Subject to the Plan               4
5.0 PARTICIPATION                                 4
5.1      Payroll Deductions                       4
5.2      Stock Purchase Request                   4
5.3      Withdrawal                               5
6.0 PURCHASE OF STOCK                             5
6.1      Payroll Deduction Method                 5
6.2      Stock Purchase Request Method            5
7.0 PAYMENT, STOCK CERTIFICATES AND RESTRICTIONS  5
7.1      Payment, Retention of Certificates       5
7.2      Statements of Share Ownership            6
7.3      Right of Repurchase                      6
8.0 MERGER OR LIQUIDATION                         7
9.0 TRANSFERABILITY                               7
10.0     AMENDMENT OR TERMINATION OF THE PLAN     7
11.0     ADMINISTRATION                           7
12.0     SECURITIES LAWS REQUIREMENT              8
13.0     GOVERNMENTAL REGULATIONS                 8
14.0     MISCELLANEOUS                            8
14.1     Continuation of Employment               8
14.2     No Vested Interest in the Plan           8
14.3     Non-Transferability                      8
14.4     Tax Withholding                          8
14.5     Readjustments to Capitalization          9
14.6     Information to Program Participants      9
14.7     Term of the Plan                         9
14.8     Governing Law                            9

1.0      PURPOSE

The purpose of the qad.inc 1994 Stock Purchase Plan (the "Plan") is to provide an opportunity for Employees of qad.inc (the "Corporation") and its designated Affiliates, to purchase Common Stock of the Corporation and thereby to have an additional incentive to contribute to the prosperity of the Corporation. This Plan is not designed to qualify as an Employee Stock Purchase Plan under section 423 of the Internal Revenue Code.

2.0      DEFINITIONS

(a) "Affiliate" shall mean any corporate affiliate of the Corporation which the Board has designated as eligible to participate in the Plan.

(b) "Board" shall mean the Board of Directors of the Corporation.

(c) "Common Stock" shall mean the Class A Common Stock of the Corporation, or any stock into which such Common Stock may be converted.

(d) "Compensation" shall mean the gross cash compensation (minus living allowances) received by a Participant during a Purchase Period.

(e) "Corporation" shall mean qad.inc, a California corporation.

(f) "Employee" shall mean an individual employed by the Corporation or an Affiliate.

(g) "Entry Date" shall mean the first business day following a Trade Date.

(h) "Formula Price" shall mean the fair market value of one share of the Common Stock, as determined in good faith by the Corporation. Such determination shall be conclusive and binding on all persons.

(i) "Minimum Block Transaction" shall mean 100 shares of Common Stock for Direct purchases, and 25 shares for Payroll Deduction purchases.

(j) "Minimum Purchase Amount" shall mean 100 shares of Common Stock for Direct purchases, and 25 shares for Payroll Deduction purchases.

(k) "Participant" shall mean an eligible Employee who has enrolled in the Plan as described in Section 5.

(l) "Plan" shall mean this stock purchase plan.

(m) "Plan Year" shall mean the fiscal year of the Corporation.

(n) "Purchase Period" shall mean the period beginning on an Entry Date and ending on the next following Trade Date during which payroll deductions are accumulated under the Plan. The first Purchase Period shall commence on January 1, 1994.

(o) "Payroll Deduction Limitation" shall mean the maximum percentage of Compensation that a Participant may withhold under the Plan at any given time. This is by the Board each Plan Year. An employee may elect any whole percentage between 1% and the maximum each Pay Period.

(p) "Stock Operations Team" shall mean the committee appointed by the Board in accordance with Section 11 of the Plan.

(q) "Trade Date" shall mean the date on which Common Stock is traded on the Corporation's internal market.

(r) "Valuation Date" shall mean the date during a Purchase Period on which the Formula Price of Common Stock is announced by the Corporation for purposes of its internal market.

3.0      ELIGIBILITY

All full-time and part-time employees of the Corporation and its Affiliates shall be eligible to participate in the Plan.

4.0      STOCK OFFERINGS

4.1      Stock Availability

Each Plan Year, the Board will declare the amount available for purchase in excess of the outstanding shares. This number will be used by the Stock Operations Team to limit the number of shares that employees may purchase under both the payroll deduction and direct purchase methods.

4.2      Operation of the Plan

Subject to certain limitations, the Plan allows eligible Employees to purchase shares, in Minimum Block Transaction lots, of Common Stock on the Trade Date, using one or both of two methods: (1) direct purchases by the payment of the purchase price in cash, at 100% of the Formula Price, and
(2) purchases using accumulated payroll deductions that the Participant has elected to have withheld under the Plan at 95% of the Formula Price.

4.3      Payroll Deduction Limitations

All Participants in the payroll deduction method are subject to an overriding percentage-of-Compensation limitation each Plan Year, as specified by the Board. This limits the maximum withholding that a Participant can elect during any Pay Period of the Plan Year.

4.4      Direct Purchase Limitations

Direct purchase limits for each Participant for each Trade Date are determined by the Stock Operations Team in its sole discretion, based on stock availability and supervisor-approved Employee applications.

4.5      Shares Subject to the Plan

The aggregate number of shares which may be issued pursuant to this Plan shall not exceed two million four hundred thousand (2,400,000) less that number of shares issued pursuant to the qad.inc 1994 Stock Award Plan.

5.0      PARTICIPATION

5.1      Payroll Deductions

An Employee who is eligible to participate in the Plan in accordance with
Section 3 may become a Participant in the payroll deduction portion of the Plan by filing, in the manner prescribed by the Stock Operation Team, at least fifteen (15) days prior to an Entry Date, a completed Plan enrollment form and payroll deduction authorization. An eligible Employee may authorize payroll deductions at the rate of any whole percentage of the Employee's Compensation. The payroll deductions under this Plan shall not exceed the percentage of the Employee's Compensation established annually by the Directors. Payroll deductions made in accordance with the authorization shall commence on the date when the authorization becomes effective and shall remain in effect until changed or withdrawn by the employee, or until the end of the Plan Year. All payroll deductions may be held by the Corporation and commingled with its other corporate funds. A separate bookkeeping account for each Participant shall be maintained by the Corporation under the Plan and the amount of each Participant's payroll deductions shall be credited to such account. Participants may, subject to the annual percentage limit, increase or decrease the amount of their payroll deduction at any time by delivering a new payroll deduction authorization form in the manner prescribed by the Stock Operation Team.

5.2      Stock Purchase Request

Separately, an Employee who is eligible to participate in the Plan in accordance with Section 3 may become a Participant by filing, in a manner prescribed by the Stock Operations Team, a completed stock purchase request form with the Employee's supervisor. Upon recommendation by the supervisor, this request will be forwarded to the Stock Operations Team.
The Stock Operations Team will authorize an actual purchase allotment for each Participant based on consideration of the collective purchase requests for the applicable Trade Date. Upon notification of the authorized allotment, the Employee will forward payment for the full purchase price thereof. All stock purchase requests from employees who have not previously purchased Common Stock pursuant to this Section 5.2, must request the purchase of at least the Minimum Purchase Amount to qualify as a valid stock purchase request. Purchase requests must request purchase of the Minimum Block Transaction amount or a multiple thereof to be considered valid. Such purchase requests must be filed after the Valuation Date for a particular Purchase Period but at least fifteen (15) days before the Trade Date thereof. The Stock Operations Team may, before December 31, 1993, provide eligible Employees with an initial opportunity to purchase Common Stock without the need for supervisor approval.

5.3      Withdrawal

A Participant may discontinue payroll deductions under the Plan at any time, in which event the amount credited to the Participant's individual account shall be paid to the Participant without interest, or held until the next Trade Date, at the employee's request. If any Participant terminates employment with the Corporation or any Affiliate for any reason (including death) prior to the expiration of a Purchase Period, the Participant's participation in the Plan shall terminate and all accumulated payroll deductions credited to the Participant's account shall be paid to the Participant or the Participant's estate without interest.

6.0      PURCHASE OF STOCK

6.1      Payroll Deduction Method

On each Trade Date, all accumulated payroll deductions credited to a Participant's account, shall be applied to the purchase of that number of Minimum Block Transaction lots which such accumulated payroll deductions shall purchase at 95 percent (95%) of the Formula Price then in effect.

6.2      Stock Purchase Request Method

On each Trade Date, all payments submitted by Participants along with approved stock purchase request forms, will be applied to the purchase of the amount of Common Stock requested on such forms, or lesser amount as determined by the Stock Operations Team in accordance with Section 4.4, at the Formula Price then in effect.

7.0      PAYMENT, STOCK CERTIFICATES AND RESTRICTIONS

7.1      Payment, Retention of Certificates

Each stock purchase request form and payroll deduction authorization form shall designate the Corporation or its designee to hold on behalf of the Participants all stock certificates for shares of Common Stock purchased under the Plan. All such stock certificates representing shares purchased for Participants under the Plan shall be held by the Corporation or its designee. The Corporation will maintain a record for each Participant showing the number of shares owned by the Participant and held on the Participant's account. The Corporation also shall maintain records of the balance of any amount of payroll deductions credited to the Participant's account not used for the purchase. To the extent the unused cash balance represents a fraction of the Minimum Block Transaction, the Participant may elect to have such unused cash balance credited to the Participant's account for the next Purchase Period if the Participant is also a Participant in the Plan at that time. The Corporation shall retain the amount of payroll deductions used to purchase Common Stock as full payment for the Common Stock and the Common Stock shall then be fully paid and non-assessable. No Participant shall have any voting, dividend, or other stockholder rights with respect to shares subject to any right granted under the Plan until the shares have been purchased in accordance with the terms of this Plan.

7.2      Statements of Share Ownership

The Corporation will issue statements to each Participant on a regular basis, at least annually, listing the number of shares of Common Stock owned by such individual.

7.3      Right of Repurchase

The Company's Restated Articles of Incorporation contain provisions which grant the Company the right to repurchase shares of the Company's Class A Common Stock in the event that the employment or affiliation of a holder thereof with the Company is terminated. When an employee terminates his or her employment with the Company, the Company has the right to buy back all of the stock that the employee has purchased and/or been awarded while an employee. The Company will notify the employee within 90 days of termination regarding the exercise of this right. If this right is exercised by the Company, the Company will purchase the stock at the higher of the original purchase price paid for such shares under the Plan (with an appropriate adjustment to account for any changes in capitalization, as determined by the Board) or the Formula Price on the date of such termination, or on the date such shares are distributed if shares are distributed after the date of termination. An ex-employee, as long as he or she is a shareholder, will continue to have an opportunity to dispose of his or her holdings on future Trade Dates. An authorized leave of absence will not constitute a termination. If, however, the leave of absence terminates without the employee returning to work, this will constitute a termination for purposes of this Stock Purchase Plan.

In the event that a terminating employee has sold stock to a Qualified Non-Employee (as that term is defined in the Stock Program Operations Guidelines and Procedures), the Company retains a 90-day option, from the employee's termination date, to buy back the stock at the same Formula Price as the employee would be entitled to receive.

In addition, the Company's Restated Articles contain provisions which grant the Company the right of first refusal with respect to any proposed sale of the Company's Class A Common Stock by a holder of such stock other than through the limited market (the "Right of First Refusal"). Each holder of the Company's Class A Common Stock must give the Company written notice of the proposed sale along with a signed statement from the proposed purchaser identifying the purchaser and setting for the proposed terms of the purchase. The Company has the right to purchase such shares within 14 days of receipt of the required notices. The Company retains this Right of First Refusal regardless of whether or not it exercises its right of repurchase upon termination of employment.

8.0      MERGER OR LIQUIDATION

In the event of a dissolution or liquidation of the Corporation, or a merger or consolidation in which the Corporation is not the surviving corporation, the Plan shall terminate on the date of approval of the dissolution, liquidation, merger, or consolidation by the Corporation's shareholders. Upon termination, all outstanding requests for stock purchases under the Plan shall automatically terminate and amounts of payroll deductions and other payments shall be refunded without interest to the Participants.

9.0      TRANSFERABILITY

Rights to purchase Common Stock granted to Participants hereunder may not be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed of in any way, and any attempted assignment, transfer, pledge, or other disposition shall be null and void and without effect. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, such act shall be treated as automatic withdrawal under Section 5.3.

10.0     AMENDMENT OR TERMINATION OF THE PLAN

The Board may, at any time and from time to time, terminate or suspend the Plan, or revise or amend it in any respect whatsoever.

11.0     ADMINISTRATION

The Plan shall be administered by a Stock Operations Team of at least three members who shall be appointed by the Board. The Stock Operations Team shall have full power and authority to promulgate any rules and regulations which it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection with administration of the Plan as it deems necessary or advisable. Decisions of the Stock Operation Team shall be made by a majority of its members and shall be final and binding upon all employees of the Corporation and its Affiliates. Any decision reduced to writing and signed by a majority of the members of the Stock Operation Team shall be fully effective as if it had been made at a meeting of the Stock Operation Team duly held. The Corporation shall pay all expenses incurred in the administration of the Plan. No Stock Operation Team member shall be liable for any action or determination made in good faith with respect to the Plan or any right awarded thereunder.

Notwithstanding the foregoing provisions, all purchases of Common Stock made by members of the Stock Operations Team and members of the Board's Executive Committee shall be administered and subject to approval by a majority vote of the Board. With respect to such purchases, references in this Plan to the "Stock Operations Team" shall be taken as meaning the "Board" where the context permits.

12.0     SECURITIES LAWS REQUIREMENT

The Corporation shall not be under any obligation to issue Common Stock under this Plan unless and until the Corporation has determined that: (i) it and the Participant have taken all actions required to register the Common Stock under the Securities Act of 1933, or to perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) all other applicable provisions of state and fede ral law have been satisfied.

13.0     GOVERNMENTAL REGULATIONS

This Plan and the Corporation's obligation to sell shares of its stock under the Plan shall be subject to the approval of any governmental authority required in connection with the Plan or the authorization, issuance, sale, or delivery of stock hereunder.

14.0     MISCELLANEOUS

14.1     Continuation of Employment

Nothing contained in the Plan, or in the purchase of Common Stock under the Plan. shall confer upon any Employee any right to continue in the employ of the Corporation.

14.2     No Vested Interest in the Plan

No employee of the Corporation or an Affiliate, nor any person claiming under or through an employee, nor any other person, shall have any right or interest in the Plan or in Common Stock purchased hereunder, unless and until all the terms and conditions of the Plan, any rules and regulations of the Stock Operations Team thereunder and of any instrument executed pursuant thereto affecting such purchase, shall be fully complied with as specifically provided in the Plan and the rules and regulations of the St ock Operations Team thereunder. No rights under the Plan, contingent or otherwise, shall be assignable or subject to any encumbrance, pledge or charge of any nature, except as may be specifically authorized by the Stock Operations Team.

14.3     Non-Transferability

No interest in or payment under the Plan shall be transferable by the employee other than by will or by the laws of descent and distribution.

14.4     Tax Withholding

The Corporation shall have the right to deduct from any Common Stock purchased under the Plan or from any other compensation payable to the employee purchasing such Common Stock, any sums required by federal, state or other law to be withheld with respect to such purchase. There is no obligation under the Plan that any employee or other person be advised of the existence of any such tax or the amount which the Corporation will be so required to withhold.

14.5     Readjustments to Capitalization

Each outstanding share shall be proportionately adjusted for any increase or decrease in the number of shares issued resulting from the payment of a Series A Common Stock dividend, a stock split, a reverse stock split or any other event which results in an increase or decrease in the number of issued shares effected without receipt of consideration by the Corporation, and the purchase price shall be proportionately be increased or decreased.

14.6     Information to Program Participants

Each employee participating in the Stock Program shall be provided with such information regarding the Corporation as the Stock Operations Team from time to time deems necessary or appropriate; provided, however, that each participant shall at all times be provided with such information as is required to be provided from time to time pursuant to applicable regulatory requirements, including, but not limited to, any applicable requirements of the Securities and Exchange Commission, the California Department of Corporations and other state securities agencies.

14.7     Term of the Plan

The Plan shall be effective as of November 30, 1993, and shall continue in effect for a period of ten (10) years.

14.8     Governing Law

The Plan, and any purchases made under the Plan, shall be governed by, and be construed in accordance with, the laws of the State of California.

THE qad.inc 1994 STOCK

AWARD PLAN




Rev. 2.0




April 13, 1994

Table of Contents

1.0 PURPOSE.                                 2
2.0 DEFINITIONS.                             2
3.0 ELIGIBILITY                              2
4.0 STOCK AWARDS                             3
4.1 Award Determinations                     3
4.2 Time and Form of Payment                 3
4.3 Shares Subject to the Plan               3
5.0 STOCK CERTIFICATES                       3
5.1 Retention of Certificates                3
5.2 Statements of Share Ownership            3
6.0 ADMINISTRATION                           3
7.0 SECURITIES LAWS REQUIREMENT              4
8.0 GOVERNMENTAL REGULATIONS                 4
9.0 AMENDMENT OR TERMINATION                 4
9.1 Amendment or Termination                 4
9.2 Restriction on Amendment or Termination  4
10.0     MISCELLANEOUS.                      5
10.1     Continuation of Employment          5
10.2     No Vested Interest in the Plan      5
10.3     Non-Transferability                 5
10.4     Tax Withholding                     5
10.5     Right of Repurchase                 5
10.6     Readjustments to Capitalization     6
10.7     Information to Program Participants 6
10.8     Term of the Plan                    6
10.9     Governing Law                       6

1.0      PURPOSE.

The purpose of the qad.inc 1994 Stock Award Plan (the "Plan") is to further the success of the Corporation by providing special financial rewards in addition to regular salaries to those employees of the Corporation and its Affiliates most responsible for the continued success of the Corporation.

2.0      DEFINITIONS.

(a) "Affiliate" shall mean any corporate affiliate of the Corporation which the Board has designated as eligible to participate in the Plan.

(b) "Board" shall mean the Board of Directors of the Corporation.

(c) "Common Stock" shall mean the Common Stock of the Corporation, or any stock into which such Common Stock may be converted.

(d) "Corporation" shall mean qad.inc, a California corporation.

(e) "Employee" shall mean an individual employed by the Corporation or an Affiliate.

(f) "Formula Price" shall mean the fair market value of one share of the Common Stock, as determined in good faith by the Corporation. Such determination shall be conclusive and binding on all persons.

(g) "Plan" shall mean this stock award plan.

(h) "Stock Offer" shall mean an approved request for purchasing a certain number of shares for a specific trade date.

(i) "Stock Operations Team" shall mean the committee appointed by the Board in accordance with Section 6, below, to administer the Plan.

(j) "Trade Date" shall mean the date on which Common Stock is traded on the Corporations internal market.

(k) "Valuation Date" shall mean the date during a purchase period on which the Formula Price of Common Stock is announced by the Corporation for purposes of its internal markets.

3.0      ELIGIBILITY

All full-time and part-time employees of the Corporation and its Affiliates shall be eligible to receive awards of Common Stock pursuant to the terms of the Plan.

4.0      STOCK AWARDS

4.1      Award Determinations

Awards under the Plan will be made to eligible employees in such amounts and at such times as the Stock Operations Team shall determine at its sole discretion. The Stock Operations Team will consider but shall not be bound by the written recommendations of managers within the Corporation and its Affiliates regarding the award of awards to eligible employees whom the managers determine to be deserving of awards. Such written recommendations shall include an explanation of the facts justifying the award and the recommended amount of such award.

4.2      Time and Form of Payment

Each award made under the Plan shall be payable in shares of Common Stock promptly following the decision by the Stock Operations Team to make payment of the award. Stock awards may vest immediately or may vest over a term (not-to-exceed five (5) years) defined by the employee's manager and approved by the Stock Operations Team.

4.3      Shares Subject to the Plan

The aggregate number of shares which may be issued pursuant to this Plan shall not exceed two million four hundred thousand (2,400,000) less that number of shares issued pursuant to the qad.inc 1994 Stock Purchase Plan.

5.0      STOCK CERTIFICATES

5.1      Retention of Certificates

The Corporation or its designee shall hold on behalf of the employees who are awarded Common Stock under the Plan all stock certificates for such shares of Common Stock. The Corporation will maintain a record for each such employee showing the number of shares owned by the employee and held in the employee's account.

5.2      Statements of Share Ownership

The Corporation will issue statements on a regular basis, at least annually, to each employee who has been awarded Common Stock under the Plan listing the number of shares of Common Stock owned by such individual.

6.0      ADMINISTRATION

The Plan shall be administered by a Stock Operations Team of at least three members who shall be appointed by the Board. The Stock Operations Team shall have full power and authority to promulgate any rules and regulations which it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection with administration of the Plan as it deems necessary or advisable. Decisions of the Stock Operations Team shall be made by a majority of its members and shall be final and binding upon all employees of the Corporation and its Affiliates. Any decision reduced to writing and signed by a majority of the members of the Stock Operations Team shall be fully effective as if it had been made at a meeting of the Stock Operations Team duly held. The Corporation shall pay all expenses incurred in the administration of the Plan. No Stock Operations Team member shall be liable for any action or determination made in good faith with respect to the Plan or any right awarded thereunder.

7.0      SECURITIES LAWS REQUIREMENT

The Corporation shall not be under any obligation to issue Common Stock under this Plan unless and until the Corporation has determined that: (i) it and the employee receiving such Common Stock have taken all actions required to register the Common Stock under the Securities Act of 1933, or to perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) all other applicable provisions of state and federal law have been satisfied.

8.0      GOVERNMENTAL REGULATIONS

This Plan and the Corporation's obligation to issue shares of its stock under the Plan shall be subject to the approval of any governmental authority required in connection with the Plan or the authorization, issuance, sale, or delivery of stock hereunder.

9.0      AMENDMENT OR TERMINATION

9.1      Amendment or Termination

The Plan may, at any time or from time to time, be amended, or may, at any time, be terminated by the Board subject only to the provisions of Section
9.2 below.

9.2      Restriction on Amendment or Termination

No amendment or termination of the Plan shall, without the employee's consent, affect any award theretofore made to such employee under the Plan.

10.0     MISCELLANEOUS

10.1     Continuation of Employment

Nothing contained in the Plan, or in the award of any Common Stock pursuant to the Plan, shall confer upon any employee any right to continue in the employ of the Corporation.

10.2     No Vested Interest in the Plan

No employee of the Corporation, nor any person claiming under or through an employee, nor any other person, shall have any right or interest in the Plan or its continuance, or in or to the payment of any award under the Plan, whether such award be vested, contingent or otherwise, unless and until all the terms and conditions of the Plan, any rules and regulations of the Stock Operations Team thereunder and of any instrument executed pursuant thereto affecting such award and its payment, shall be fully compl ied with as specifically provided in the Plan and the rules and regulations of the Stock Operations Team thereunder. No rights under the Plan, contingent or otherwise, shall be assignable or subject to any encumbrance, pledge or charge of any nature, except as may be specifically authorized by the Stock Operations Team.

10.3     Non-Transferability

No interest in or payment under the Plan shall be transferable by the employee other than by will or by the laws of descent and distribution.

10.4     Tax Withholding

The Corporation shall have the right to deduct from any payment of awards under the Plan or from any other compensation payable to the employee receiving such award, any sums required by federal, state or other law to be withheld with respect to such award. There is no obligation under the Plan that any employee or other person be advised of the existence of any such tax or the amount which the Corporation will be so required to withhold.

10.5     Right of Repurchase

The Company's Restated Articles of Incorporation contain provisions which grant the Company the right to repurchase shares of the Company's Class A Common Stock in the event that the employment or affiliation of a holder thereof with the Company is terminated. When an employee terminates his or her employment with the Company, the Company has the right to buy back all of the stock that the employee has purchased and/or been awarded while an employee. The Company will notify the employee within 90 days of termination regarding the exercise of this right. If this right is exercised by the Company, the Company will purchase the stock at the higher of the Formula Price at the time of award of such shares under the Plan (with an appropriate adjustment to account for any changes in capitalization, as determined by the Board) or the Formula Price on the date of such termination, or on the date such shares are distributed if shares are distributed after the date of termination. An ex-employee, as long as he or she is a shareholder, will continue to have an opportunity to dispose of his or her holdings on future

Trade Dates. An authorized leave of absence will not constitute a termination. If, however, the leave of absence terminates without the employee returning to work, this will constitute a termination for purposes of this Stock Award Plan.

In the event that a terminating employee has sold stock to a Qualified Non-Employee (as that term is defined in the Stock Program Operations Guidelines and Procedures), the Company retains a 90-day option, from the employee's termination date, to buy back the stock at the same Formula Price as the employee would be entitled to receive.

In addition, the Company's Restated Articles contain provisions which grant the Company the right of first refusal with respect to any proposed sale of the Company's Class A Common Stock by a holder of such stock other than through the limited market (the "Right of First Refusal"). Each holder of the Company's Class A Common Stock must give the Company written notice of the proposed sale along with a signed statement from the proposed purchaser identifying the purchaser and setting for the proposed terms of the purchase. The Company has the right to purchase such shares within 14 days of receipt of the required notices. The Company retains this Right of First Refusal regardless of whether or not it exercises its right of repurchase upon termination of employment.

10.6     Readjustments to Capitalization

Each outstanding share shall be proportionately adjusted for any increase or decrease in the number of shares issued resulting from the payment of a Series A Common Stock dividend, a stock split, a reverse stock split or any other event which results in an increase or decrease in the number of issued shares effected without receipt of consideration by the Corporation, and the purchase price shall be proportionately increased or decreased.

10.7     Information to Program Participants

Each employee participating in the Stock Program shall be provided with such information regarding the Corporation as the Stock Operations Team from time to time deems necessary or appropriate; provided, however, that each participant shall at all times be provided with such information as is required to be provided from time to time pursuant to applicable regulatory requirements, including, but limited to, any applicable requirements of the Securities and exchange Commission, the California Department of Corporations and other state securities agencies.

10.8     Term of the Plan

The Plan shall be effective as of November 30, 1993, and shall continue in effect for a period of ten (10) years.

10.9     Governing Law

The Plan, and any awards made under the Plan, shall be governed by, and be construed in accordance with, the laws of the State of California.